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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of the PMI Group, Inc. on Form S-3 of our report dated January 20, 1998, incorporated by reference in the Annual Report on Form 10-K of the PMI Group, Inc. for the year ended December 31, 1997 and our report dated January 20, 1998 relating to the financial statement schedules appearing in such Form 10-K.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
November 10, 1998